Exhibit 99.1

TRIBUNE PUBLISHING REPORTS SECOND QUARTER 2020 RESULTS

Exceeded previous guidance for 2nd Quarter Revenues and 2nd Quarter Adjusted EBITDA
Digital content revenues and subscribers increased 40% year-over-year

CHICAGO, August 5, 2020 (GLOBE NEWSWIRE) - Tribune Publishing Company (NASDAQ: TPCO) today announced financial results for the second quarter ended June 28, 2020.

Second Quarter 2020 Highlights:
•Total revenues were $183.1 million, down from $250.3 million in the second quarter of 2019
•Net income (loss) from continuing operations was $1.6 million, a decrease from $5.3 million in the second quarter of 2019
•Adjusted EBITDA was $18.8 million, a decrease of $5.6 million compared to the second quarter of 2019
•Digital-only subscribers increased 39.7% to 419,000 the end of the second quarter 2020, up from 300,000 at the end of the second quarter 2019, and related revenue was up 49.9%.

Terry Jimenez, Tribune Publishing Chief Executive Officer and President said, “The COVID-19 pandemic has rapidly accelerated our transition to digital. We continue our efforts to expand our digital subscriptions business, which netted 49,000 additional subscribers in the second quarter. That growth marks our highest single quarter of digital subscriber acquisition since we launched our Digital Subscription product line many years ago, and we are pleased that these new readers recognize the value in our product. We also continued to aggressively manage our cost structure to substantially offset both secular revenue declines and incremental advertising and other revenue losses brought about by the pandemic. In the second quarter of 2020 we took substantial and necessary expense actions across all of our business units and functions.”

“Fixed costs including real estate and other infrastructure are under constant review. We believe that a reduction in infrastructure costs, coupled with substantial growth in our digital subscriptions business, has placed the Company in a position to succeed in its digital future.”

Second Quarter 2020 Results
Second quarter 2020 total revenues were $183.1 million, down $67.2 million or 26.9% compared to $250.3 million for the second quarter 2019. Revenues exceeded previously provided guidance as trends improved with each sequential week in June. Advertising revenues decreased 48.1%, or $49.8 million, in the three months ended June 28, 2020, compared to the same period for 2019, due to declines in all advertising categories. Circulation revenues decreased 4.7%, or $4.3 million, in the three months ended June 28, 2020, compared to the same period for 2019. Home delivery decreased $4.4 million and single copy decreased $3.4 million. These decreases were partially offset by an increase of $3.4 million in digital subscription revenue as customers seeking information and insight on the pandemic turn to digital delivery.

Second quarter total operating expenses, including depreciation and amortization, were $183.8 million, down 24.1% compared to $242.2 million in the second quarter of 2019. The decrease reflects the Company’s ongoing disciplined cost management and aggressive efforts to reduce our overall costs.

Net income (loss) from continuing operations was $1.6 million in the second quarter of 2020, a decrease of 70.9% compared to $5.3 million in the second quarter of 2019.

Adjusted EBITDA was $18.8 million in the second quarter of 2020, a decrease of 23.1% or $5.6 million compared to the second quarter of 2019. Adjusted EBITDA exceeded previously provided guidance given improving revenue trends in the month of June.

For the quarter ended June 28, 2020, capital expenditures totaled $3.1 million. Cash balance at June 28, 2020, was $80.5 million, which does not include $33.4 million of restricted cash reflected in long-term assets.

Segment Results
The Company assesses its operating segments in accordance with ASC Topic 280, “Segment Reporting.” Beginning with the first quarter of fiscal 2020, Tribune began managing its business as one business and one reportable segment. The prior periods have been restated to reflect the change in reportable segments.

2020 Outlook
For the third quarter of 2020, the Company expects total revenues of $188.0 million to $193.0 million and Adjusted EBITDA of $24.0 million to $27.0 million.

Conference Call Details
Tribune Publishing will host a conference call to discuss the Company’s second quarter 2020 results at 5:30 p.m. Eastern Time (4:30 p.m. Central Time) on Wednesday, August 5, 2020. The conference call may be accessed via Tribune Publishing’s Investor Relations website at investor.tribpub.com or by dialing 844.494.0195 (508.637.5599 for international callers) and entering conference ID 4886174. An archived version of the webcast will also be available for one year on the Tribune Publishing website. You can also access this replay via telephone by dialing 855.859.2056 (404.537.3406 for international callers) and entering conference ID 4886174.

Non-GAAP Financial Information
Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders, and Adjusted Diluted EPS are not measures presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and Tribune Publishing’s use of the terms Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders, and Adjusted Diluted EPS may vary from that of others in the Company’s industry. Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders, and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include, without limitation, the effect of the novel coronavirus (“COVID-19”) and related governmental and economic responses; changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; our ability to develop and grow our online businesses; changes in newsprint price and availability; our ability to maintain data security and comply with privacy-related laws; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interest may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For specific risks related to the COVID-19 pandemic, refer to Item 1A. Risk Factors in the most recently filed Quarterly Report on Form 10-Q. For more information about these and other risks, see Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-K and in the Company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward looking. Whether or not any such forward-looking statements, in fact occur will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tribune Publishing Company
Tribune Publishing Company (NASDAQ: TPCO) is a media company rooted in award-winning journalism.  Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun, Hartford Courant, South Florida's Sun Sentinel and Orlando Sentinel, Virginia’s Daily Press and The Virginian-Pilot, and The Morning Call of Lehigh Valley, Pennsylvania. In addition to award-winning local media businesses, Tribune Publishing operates Tribune Content Agency and is the majority owner of the product review website BestReviews.

Tribune’s unique and valuable content across its brands have earned a combined 65 Pulitzer Prizes and are committed to informing, inspiring and engaging local communities. Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Amy Bullis
312.222.2102
abullis@tribpub.com

Media Contact:
Max Reinsdorf
847.867.6294
mreinsdorf@tribpub.com

Source: Tribune Publishing

###

Exhibits:
Consolidated Statements of Income (Loss)
Consolidated Condensed Balance Sheets
Non-GAAP Reconciliations - Income (Loss) from Operations to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Operating Expenses
Non-GAAP Reconciliations - Net income (loss) attributable to Tribune common stockholders to Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three months ended		Six months ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Operating revenues	$183,100	$250,327	$399,585	$494,852

Compensation	70,265	95,808	167,093	193,517
Newsprint and ink	7,399	15,118	18,119	31,221
Outside services	66,169	80,425	141,211	164,238
Other operating expenses	30,073	39,223	65,491	81,441
Depreciation and amortization	9,869	11,648	19,342	23,732
Impairment	—	—	51,049	—
Total operating expenses	183,775	242,222	462,305	494,149
Income (loss) from operations	(675)	8,105	(62,720)	703
Interest income (expense), net	(185)	315	(215)	535
Loss on equity investments, net	(117)	(555)	(117)	(1,042)
Other income (expense), net	449	(56)	836	17
Income (loss) from continuing operations before income taxes	(528)	7,809	(62,216)	213
Income tax expense (benefit)	(2,084)	2,465	(19,766)	(417)
Net income (loss) from continuing operations	1,556	5,344	(42,450)	630
Plus: Loss from discontinued operations, net of taxes	—	(722)	—	(722)
Net income (loss)	1,556	4,622	(42,450)	(92)
Less: Income attributable to noncontrolling interest	2,162	1,926	3,492	1,887
Net income (loss) attributable to Tribune common stockholders	$(606)	$2,696	$(45,942)	$(1,979)

Basic net income (loss) attributable to Tribune per common share:
Income (loss) from continuing operations	$(0.02)	$0.10	$(1.27)	$(0.04)
Income (loss) from discontinued operations	$—	$(0.02)	$—	$(0.02)
Basic net income (loss) attributable to Tribune per common share	$(0.02)	$0.08	$(1.27)	$(0.06)

Diluted net income (loss) attributable to Tribune per common share:
Income (loss) from continuing operations	$(0.02)	$0.10	$(1.27)	$(0.04)
Income (loss) from discontinued operations	$—	$(0.02)	$—	$(0.02)
Diluted net income (loss) attributable to Tribune per common share	$(0.02)	$0.08	$(1.27)	$(0.06)

Weighted average shares outstanding:
Basic	36,462	35,711	36,378	35,669
Diluted	36,462	35,866	36,378	35,669

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	June 28, 2020	December 29, 2019
Assets
Current assets
Cash	$80,515	$60,963
Accounts receivable, net	77,771	112,754
Inventories	3,724	4,820
Prepaid expenses and other current assets	23,424	15,114
Total current assets	185,434	193,651
Property, plant and equipment, net	90,086	123,913
Other assets
Goodwill	115,197	117,675
Intangible assets, net	58,632	69,165
Software, net	20,101	20,736
Lease right-of-use asset	71,920	99,480
Restricted cash	33,449	37,290
Other long-term assets	24,741	20,368
Total other assets	324,040	364,714
Total assets	$599,560	$682,278

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$36,035	$46,482
Employee compensation and benefits	32,343	36,305
Deferred revenue	40,397	42,773
Current portion of long-term lease liability	28,559	25,380
Current portion of long-term debt	6,995	105
Other current liabilities	23,123	24,317
Total current liabilities	167,452	175,362
Non-current liabilities
Long term lease liability	87,247	98,847
Workers’ compensation, general liability and auto insurance payable	22,862	24,192
Pension and postretirement benefits payable	17,072	20,338
Deferred revenue	2,332	2,504
Long-term debt	56	6,857
Other obligations	11,248	5,851
Total non-current liabilities	140,817	158,589
Noncontrolling interest	—	63,501
Stockholders’ equity
Total stockholders’ equity	291,291	284,826
Total liabilities and stockholders’ equity	599,560	682,278

TRIBUNE PUBLISHING COMPANY
Supplemental Revenue Schedule
(In thousands)
(Unaudited)
Preliminary

	Three months ended		Six months ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Print	$38,082	$79,814	$95,996	$155,667
Digital	15,679	23,738	34,581	44,653
Advertising	53,761	103,552	130,577	200,320
Print	77,122	84,809	158,313	171,490
Digital	10,133	6,762	18,954	12,956
Circulation	87,255	91,571	177,267	184,446
Commercial print & delivery	17,098	23,902	39,014	48,361
Direct mail	5,056	8,940	12,666	17,578
Content syndication and other	19,930	22,362	40,061	44,147
Other	42,084	55,204	91,741	110,086
Total operating revenues	$183,100	$250,327	$399,585	$494,852

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Income (Loss) from Operations to Adjusted EBITDA:

	Three months ended			Six months ended
	Jun 28, 2020	Jun 30, 2019	% Change	Jun 28, 2020	Jun 30, 2019	% Change
Net income (loss) from continuing operations	$1,556	$5,344	(70.9%)	$(42,450)	$630	*
Income tax expense (benefit) from continuing operations	(2,084)	2,465	*	(19,766)	(417)	*
Interest income (expense), net	185	(315)	*	215	(535)	*
Loss on equity investments, net	117	555	(78.9%)	117	1,042	(88.8%)
Other income (expense), net	(449)	56	*	(836)	(17)	*
Income (loss) from operations	(675)	8,105	*	(62,720)	703	*
Depreciation and amortization	9,869	11,648	(15.3%)	19,342	23,732	(18.5%)
Impairment	—	—	*	51,049	—	*
Restructuring and transaction costs (1)	8,061	1,796	*	21,282	12,669	68.0%
Stock based compensation	1,540	2,879	(46.5%)	3,132	8,616	(63.6%)
Adjusted EBITDA from continuing operations	$18,795	$24,428	(23.1%)	$32,085	$45,720	(29.8%)
* Represents positive or negative change in excess of 100%
(1) - Restructuring and transaction costs include costs related to Tribune’s internal restructuring, such as severance, charges associated with vacated space and costs related to completed and potential acquisitions.
Adjusted EBITDA
Adjusted EBITDA is a financial measure that is not calculated in accordance with U.S. GAAP. Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback, impairment, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period.  The Company’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, has been used as the basis for certain financial maintenance covenants that the Company was subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.
The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Total Operating Expenses to Adjusted Operating Expenses
Adjusted operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation. Management believes that adjusted operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

	Three months ended June 28, 2020			Three months ended June 30, 2019
	GAAP	Adjustments	Adjusted Expenses	GAAP	Adjustments	Adjusted Expenses

Compensation	$70,265	$(7,711)	$62,554	$95,808	$(3,103)	$92,705
Newsprint and ink	7,399	—	7,399	15,118	—	15,118
Outside services	66,169	(1,052)	65,117	80,425	(1,543)	78,882
Other operating expenses	30,073	(838)	29,235	39,223	(29)	39,194
Depreciation and amortization	9,869	(9,869)	—	11,648	(11,648)	—

Total operating expenses	$183,775	$(19,470)	$164,305	$242,222	$(16,323)	$225,899

	Six months ended June 28, 2020			Six months ended June 30, 2019
	GAAP	Adjustments	Adjusted Expenses	GAAP	Adjustments	Adjusted Expenses

Compensation	167,093	$(26,212)	$140,881	$193,517	$(16,430)	$177,087
Newsprint and ink	18,119	—	18,119	31,221	—	31,221
Outside services	141,211	(2,398)	138,813	164,238	(4,661)	159,577
Other operating expenses	65,491	4,196	69,687	81,441	(194)	81,247
Depreciation and amortization	19,342	(19,342)	—	23,732	(23,732)	—
Impairment	51,049	(51,049)	—	—	—	—

Total operating expenses	$462,305	$(94,805)	$367,500	$494,149	$(45,017)	$449,132

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Net income (loss) attributable to Tribune common stockholders to Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS:
Adjusted income (loss) from continuing operations attributable to Tribune common stockholders is defined as Net income (loss) from continuing operations attributable to Tribune common stockholders - GAAP excluding the adjustments for restructuring and transaction costs, net of the impact of income taxes.
Net income (loss) from continuing operations attributable to Tribune common stockholders - GAAP consists of Net income (loss) from continuing operations per the Consolidated Statements of Income (Loss), less Income attributable to noncontrolling interest and the noncontrolling interest carrying value adjustment as set forth in the Earnings (Loss) Per Share calculation in the Company's Form 10-Q.
Adjusted Diluted EPS computes Adjusted income (loss) from continuing operations attributable to Tribune common stockholders divided by diluted weighted average shares outstanding.
Management believes Adjusted income (loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

	Three months ended
	June 28, 2020		June 30, 2019
	Earnings	Diluted EPS	Earnings	Diluted EPS
Net income (loss) from continuing operations attributable to Tribune common stockholders - GAAP	$(606)	$(0.02)	$3,418	$0.10
Adjustments to operating expenses, net of 27.8% tax
Restructuring and transaction costs	5,820	0.16	1,297	0.04
Adjusted income from continuing operations attributable to Tribune common stockholders - Non-GAAP	$5,214	$0.14	$4,715	$0.13

	Six months ended
	June 28, 2020		June 30, 2019
	Earnings	Diluted EPS	Earnings	Diluted EPS
Net loss from continuing operations attributable to Tribune common stockholders - GAAP	$(46,264)	$(1.27)	$(1,257)	$(0.04)
Adjustments to operating expenses, net of 27.8% tax
Restructuring and transaction costs	15,366	0.42	9,147	0.26
Adjusted income (loss) from continuing operations attributable to Tribune common stockholders - Non-GAAP	$(30,898)	$(0.85)	$7,890	$0.22